Exhibit 99.5

Consent to be Named as a Director Nominee

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the Registration Statement on Form F-4 of NewCleo Ltd. (the “Registrant”), and all amendment or supplements thereto (the “Registration Statement”), as a nominee to the board of directors of the Registrant, and to the filing of this consent as an exhibit to the Registration Statement.

/s/ Jeffrey J. Lyash
Jeffrey J. Lyash

Date: July 21, 2026